UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

Adynxx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Street, Suite 500 San Francisco, California 94111 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (415) 512-7740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADYX (OTCQB)	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Adynxx, Inc. previously announced on June 12, 2019 that (1) trading on our common stock on The Nasdaq Capital Market would be suspended effective upon the open of trading on June 13, 2019, and (2) the Nasdaq Stock Market LLC, or Nasdaq, intends to file a Form 25 “Notification of Delisting,” or the Form 25, with the Securities and Exchange Commission, or the SEC, after all applicable Nasdaq review and appeal periods have lapsed, which will result in our common stock being formally delisted from Nasdaq.

On July 29, 2019, Nasdaq informed us of their intention to file the Form 25 with the SEC to complete the delisting. On August 1, 2019, Nasdaq filed the Form 25 with the SEC. The delisting will become effective on August 12, 2019.

Our common stock is currently quoted on the OTCQB Market tier of the OTC Markets Group, Inc. under the trading symbol “ADYX.”

As previously stated on June 12, 2019, we are diligently pursuing courses of action designed to remedy our noncompliance with Nasdaq’s initial listing requirements.

Item 3.02	Unregistered Sales of Equity Securities.

From May 2019 to July 2019, we issued $1.1 million aggregate principal amount of convertible promissory notes, or the Notes, to entities affiliated with Domain Associates LLC. The Notes accrue interest at a rate of 8.0% per year and mature on the first anniversary of the applicable issue date, ranging from May 2020 to July 2020.

In the event that we issue and sell shares of our preferred stock or common stock to investors in a qualified financing with total proceeds to us of not less than $5.0 million, excluding conversion of the Notes, then the outstanding principal amount of the Notes and any unpaid accrued interest will automatically convert in whole into equity securities sold in the qualified financing at a conversion price equal to the cash price paid per share for equity securities by the investors in the qualified financing.

Each issuance of Notes described above was deemed to be exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The purchasers of the Notes in each of these transactions represented their intentions to acquire the Notes for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the Notes issued in these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADYNXX, INC.

Dated: August 1, 2019

	By:	/s/ Rick Orr
	Name:	Rick Orr
	Title:	President and Chief Executive Officer